UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2017

Kite Pharma, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36508	27-1524986
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2225 Colorado Avenue Santa Monica, California	90404
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 824-9999

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 22, 2017, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Kite Pharma, Inc. accelerated the vesting, effective as of September 25, 2017, of the following performance-based restricted stock units (“RSUs”) granted to the named executive officers in April 2017: Mr. Jenkinson, 2,500 RSUs; Ms. Butitta, 8,000 RSUs; Dr. Chang, 15,000 RSUs; Mr. Moore, 8,000 RSUs and Ms. Tomasello, 4,500 RSUs. The Committee also, effective as of the same date, accelerated the vesting of certain other performance-based equity awards, resulting in the acceleration of 5,000 RSUs granted to Ms. Tomasello in November 2015 and 75,000 stock options granted to Mr. Moore in March 2016.

In addition, the Committee recommended to the Board that vesting of 50,000 of the RSUs granted to Dr. Belldegrun in April 2017 be accelerated and on September 25, 2017, such acceleration was approved by the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KITE PHARMA, INC.
(Registrant)

Date: September 25, 2017	By:	/s/ Arie Belledegrun
Arie Belledegrun, M.D. President and Chief Executive Officer